UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	December 21, 2009
(Date of earliest event reported)	December 21, 2009

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

James C. Kneale, 58, will retire from his position as President of ONEOK Partners GP, L.L.C. (“ONEOK Partners GP”), the sole general partner of ONEOK Partners, L.P., on January 1, 2010.  Mr. Kneale will also retire from the Board of Directors of ONEOK Partners GP on January 1, 2010. Mr. Kneale will continue to serve as both a director and as President until such date.

The Board of Directors of ONEOK Partners GP has elected Terry K. Spencer, 50, to ONEOK Partners GP’s Board of Directors effective January 1, 2010 to fill the vacancy created by Mr. Kneale’s retirement.  Mr. Spencer has served as ONEOK Partners GP’s Chief Operating Officer since July 16, 2009.  From 2007 until his appointment as ONEOK Partners GP’s Chief Operating Officer, Mr. Spencer served as Executive Vice President – Natural Gas Liquids of ONEOK Partners GP.  Mr. Spencer previously served as President – Natural Gas Liquids for ONEOK Partners GP from April 2006 and served as our Senior Vice President – Natural Gas Liquids from July 2005 to March 2006.  From 2003 to 2005, he served as Vice President and General Manager of Gas Supply and Project Development for ONEOK, Inc.

As an officer of ONEOK Partners GP, Mr. Spencer is eligible to participate in the benefit plans described under the “Compensation Discussion and Analysis” on pages 28 through 39 of ONEOK, Inc.’s Proxy Statement relating to its 2009 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on March 27, 2009 (and such descriptions are incorporated herein by this reference).  Mr. Spencer entered into the standard Termination Agreement that ONEOK, Inc. enters into with certain of its officers on January 1, 2005, with terms described in more detail in our Current Report on Form 8-K filed July 17, 2009 (and such description is incorporated herein by this reference), but excluding the right to receive accelerated vesting of retirement and other benefits.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 News release of ONEOK Partners, L.P. dated December 21, 2009 announcing director election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	December 21, 2009	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	News release of ONEOK Partners, L.P. dated December 21, 2009 announcing director appointment.

4